Align Technology Announces Second Quarter 2016 Results

SAN JOSE, CA -- (Marketwired - July 28, 2016) - Align Technology, Inc. (NASDAQ: ALGN) -

--  Q2 revenues up 28.6% year-over-year to $269.4 million
--  Q2 results driven by Clear aligner revenues up 21.2% year-over-year and
    Scanner revenues up almost 200% year-over-year
--  Q2 Clear Aligner shipments up 22.4% year-over-year to 177 thousand cases, international shipments up 38.3% year-over-year
--  Diluted EPS $0.62, up $0.23 year-over-year

Align Technology, Inc. (NASDAQ: ALGN) today reported financial results for the second quarter ended June 30, 2016. Clear Aligner case shipments in the second quarter of 2016 (Q2'16) were 177 thousand, a 22.4% increase year-over-year. For Q2'16, revenues were $269.4 million, a 28.6% increase year-over-year, and net profit was $50.1 million, or $0.62 per diluted share, up $0.23 per diluted share compared to the same period in the prior year.

"Q2 was driven by better than expected revenue due to continued strong year-over-year Invisalign volume across our customer base and record utilization, with international case volume up 38.3%, and North America up 15.3%," said Joe Hogan, Align Technology President and CEO. "We also had continued strong demand for our iTero Element with record shipments this quarter resulting in revenue growth of almost 200% year-over-year."

GAAP Summary Financial Comparisons

Second Quarter Fiscal 2016

----------------------------------------------------------------------------
                           Q2'16     Q1'16     Q2'15 Q/Q Change  Y/Y Change
----------------------------------------------------------------------------
 Clear Aligner
  Shipments              176,995   163,695   144,570       +8.1%      +22.4%
 Net Revenues           $ 269.4M  $ 238.7M  $ 209.5M      +12.8%      +28.6%
  Clear Aligner         $ 243.4M  $ 219.7M  $ 200.8M      +10.8%      +21.2%
  Scanner & Services    $  26.0M  $  19.0M  $   8.7M      +36.3%     +199.0%
 Net Profit             $  50.1M  $  40.5M  $  31.4M      +23.7%      +60.0%
 Diluted EPS            $   0.62  $   0.50  $   0.39 $     0.12      +$0.23
----------------------------------------------------------------------------

Note: Changes and percentages are based on actual values and may effect totals due to rounding

As of June 30, 2016, Align had $685.0 million in cash, cash equivalents and marketable securities compared to $678.7 million as of December 31, 2015. On May 3, 2016, as part of our $300.0 million April 2014 stock repurchase program, we entered into an Accelerated Stock Repurchase agreement and funded the repurchase of $50.0 million of our common stock. On that date we received an initial delivery of approximately 0.5 million shares based on current market prices. The final number of shares to be repurchased will be based on our volume-weighted average stock price during the term of the agreement, less an agreed upon discount. Upon completion of this agreement, we will commence repurchasing an additional $50.0 million of our common stock on the open market. These two actions will complete the April 2014 stock repurchase program. During the quarter the Company also announced a new plan to repurchase up to an additional $300.0 million of the Company's stock, all of which remains available for repurchase as of June 30, 2016.

Additional Aligners at No Charge Effective July 18, 2015

Align implemented its new Additional Aligners policy on July 18, 2015 in which the Company no longer distinguishes between mid-course corrections and case refinements providing doctors the ability to order additional aligners to address either treatment need at no charge, subject to certain requirements. These changes were effective for all new Invisalign Full, Teen, and Assist treatments shipped worldwide after July 18, 2015, as well as any cases that were open as of this date. While this policy change was largely immaterial to the Company's cash flows, it did impact the timing at which the Company recognizes revenue. The Company estimates Q2'16 revenues and pre-tax income were lower by approximately $8.3 million due to this change.

Q3 2016 Business Outlook

For the third quarter of 2016 (Q3'16), Align provides the following guidance:

--  Clear Aligner case shipments in the range of 174.2 thousand to 176.9 thousand, up approximately 18.1% to 19.9% over the same period a year ago.
--  Net revenues in the range of $267.2 million to $273.5 million.
--  Diluted EPS in the range of $0.49 to $0.52.

Align Technology to Supply Non-Invisalign Clear Aligners to SmileDirect Club in North America

In a separate press release today, Align announced a supply agreement with SmileDirectClub to manufacture non-Invisalign clear aligners for SmileDirectClub's doctor-directed, at-home program for affordable, cosmetic teeth straightening.

Align Web Cast and Conference Call

Align will host a conference call today, July 28, 2016 at 4:30 p.m. ET, 1:30 p.m. PT, to review its second quarter 2016 results, discuss future operating trends and the business outlook. The conference call will also be web cast live via the Internet. To access the web cast, go to the "Events & Presentations" section under Company Information on Align's Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial 201-689-8261. An archived audio web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with conference number 13640324 followed by #. For international callers, please dial 201-612-7415 and use the same conference number referenced above. The telephonic replay will be available through 5:30 p.m. ET on August 11, 2016.

About Align Technology, Inc.

Align Technology is the leader in modern Clear Aligner orthodontics that designs, manufactures and markets the Invisalign® system, which provides dental professionals with a range of treatment options for adults and teenagers. Align also offers the iTero 3D digital scanning system and services for orthodontic and restorative dentistry. Align was founded in March 1997 and received FDA clearance to market the Invisalign system in 1998. Visit www.aligntech.com for more information.

For additional information about the Invisalign system or to find an Invisalign provider in your area, please visit www.invisalign.com. For additional information about the iTero 3D digital scanning system, please visit www.itero.com.

Forward-Looking Statement

This news release, including the tables below, contains forward-looking statements, including statements regarding certain business metrics for the third quarter of 2016, including, but not limited to, anticipated net revenues, gross margin, operating expenses, operating profit, diluted earnings per share, and case shipments. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior, the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, or that the expected benefits of new or existing business relationships will not be achieved as anticipated, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, growth related risks, including capacity constraints and pressure on our internal systems and personnel, our ability to successfully achieve the anticipated benefits from the scanner and services business, continued customer demand for our existing and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of our products by consumers and dental professionals, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, continued compliance with regulatory requirements, competition from existing and new competitors, Align's ability to develop and successfully introduce new products and product enhancements and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the Securities and Exchange Commission (SEC) on February 25, 2016, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which was filed with the SEC on May 5, 2016. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

                            Three Months Ended          Six Months Ended
                                 June 30,                  June 30,

                        -------------------------- -------------------------

                            2016          2015         2016         2015
                        ------------ ------------- ------------ ------------

Net revenues            $    269,362 $     209,488 $    508,082 $    407,574

Cost of net revenues          64,146        50,854      122,239       97,850
                        ------------ ------------- ------------ ------------

Gross profit                 205,216       158,634      385,843      309,724
                        ------------ ------------- ------------ ------------

Operating expenses:
 Selling, general and
  adminstrative              121,467       100,625      233,677      188,906
 Research and
  development                 18,613        15,684       33,696       29,569
                        ------------ ------------- ------------ ------------
Total operating
 expenses                    140,080       116,309      267,373      218,475

Income fom operations         65,136        42,325      118,470       91,249

Interest and other
 income (expense), net           125           174        (302)      (1,278)
                        ------------ ------------- ------------ ------------

Net income before
 provision for income
 taxes                        65,261        42,499      118,168       89,971

Provision for income
 taxes                        15,113        11,149       27,474       22,444
                        ------------ ------------- ------------ ------------

Net income              $     50,148 $      31,350 $     90,694 $     67,527
                        ============ ============= ============ ============

Net income per share
 Basic                  $       0.63 $        0.39 $       1.14 $       0.84
                        ============ ============= ============ ============
 Diluted                $       0.62 $        0.39 $       1.11 $       0.83
                        ============ ============= ============ ============

Shares used in
 computing net income
 per share
 Basic                        79,951        80,257       79,891       80,358
                        ============ ============= ============ ============
 Diluted                      81,281        81,394       81,440       81,729
                        ============ ============= ============ ============

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

                                             June 30,         December 31,
                                               2016               2015
                                         ----------------   ----------------
                ASSETS

Current assets:
 Cash and cash equivalents               $        167,706   $        167,714
 Marketable securities, short-term                404,107            359,581
 Accounts receivable, net                         192,660            158,550
 Inventories                                       22,992             19,465
 Prepaid expenses and other current
  assets                                           37,942             26,700
                                         ----------------   ----------------
  Total current assets                            825,407            732,010

 Marketable securities, long-term                 113,158            151,370
 Property, plant and equipment, net               161,685            136,473
 Goodwill and intangible assets, net               83,749             79,162
 Deferred tax assets                               60,051             51,416
 Other assets                                       7,223              8,202
                                         ----------------   ----------------

  Total assets                           $      1,251,273   $      1,158,633
                                         ================   ================

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
 Accounts payable                        $         30,927   $         34,354
 Accrued liabilities                              107,505            107,765
 Deferred revenues                                160,557            129,553
                                         ----------------   ----------------
  Total current liabilities                       298,989            271,672

 Income tax payable                                41,244             37,512
 Other long term liabilities                        1,182              1,523
                                         ----------------   ----------------
  Total liabilities                               341,415            310,707

 Total stockholders' equity                       909,858            847,926
                                         ----------------   ----------------

  Total liabilities and stockholders'
   equity                                $      1,251,273   $      1,158,633
                                         ================   ================

ALIGN TECHNOLOGY,
 INC.
Q2 2016 FINANCIAL
 AND BUSINESS
 METRICS
(in thousands
 except average
 selling price,
 utilization and
 doctors trained)

ALIGN TECHNOLOGY, INC.
Q2 2016 FINANCIAL AND BUSINESS METRICS
(in thousands except average selling price, utilization
 and doctors trained)

                                                                            --------
                                           Q1       Q2       Q3       Q4     Fiscal     Q1       Q2
                                          2015     2015     2015     2015     2015     2016     2016
Invisalign Clear Aligner Net Revenues
 by Geography:
 North America                          $118,844 $126,137 $124,085 $129,663 $498,729 $135,699 $143,909
 International                            55,920   61,896   61,265   70,980  250,061   69,850   83,703
 Non-case*                                12,265   12,784   12,942   13,405   51,396   14,149   15,824
                                        -------- -------- -------- -------- ----------------- --------
  Total Clear Aligner Net Revenues      $187,029 $200,817 $198,292 $214,048 $800,186 $219,698 $243,436
                                        ======== ======== ======== ======== ================= ========
   YoY % growth                            11.2%    11.7%    11.3%    14.8%    12.3%    17.5%    21.2%
   QoQ % growth                             0.3%     7.4%    -1.3%     7.9%              2.6%    10.8%
  *includes Invisalign training,
  ancillary products, and retainers

Average Invisalign Selling Price (ASP):
 Worldwide ASP                          $  1,335 $  1,300 $  1,255 $  1,250 $  1,285 $  1,255 $  1,285
 International ASP                      $  1,410 $  1,380 $  1,325 $  1,315 $  1,355 $  1,315 $  1,345

Invisalign Clear Aligner Cases Shipped
 by Geography:
 North America                            91,110   99,630  101,260  106,390  398,390  110,500  114,855
 International                            39,670   44,940   46,225   54,010  184,845   53,195   62,140
                                        -------- -------- -------- -------- ----------------- --------
  Total Cases Shipped                    130,780  144,570  147,485  160,400  583,235  163,695  176,995
                                        ======== ======== ======== ======== ================= ========
   YoY % growth                            16.6%    28.9%    23.6%    26.4%    22.0%    25.2%    22.4%
   QoQ % growth                             3.1%    10.5%     2.0%     8.8%              2.1%     8.1%

Number of Invisalign Doctors Cases
 Shipped To:
 North America                            20,165   21,335   21,160   21,835   31,710   22,355   22,575
 International                             9,050    9,790   10,150   10,865   16,460   11,280   12,485
                                        -------- -------- -------- -------- ----------------- --------
  Total Doctors Cases Shipped To          29,215   31,125   31,310   32,700   48,170   33,635   35,060
                                        ======== ======== ======== ======== ================= ========

Invisalign Doctor Utilization Rates*:
 North America                               4.5      4.7      4.8      4.9     12.6      4.9      5.1
  North American Orthodontists               9.0      9.5      9.9      9.9     31.8     10.4     10.7
  North American GP Dentists                 2.9      3.0      2.9      3.1      7.4      3.0      3.1
 International                               4.4      4.6      4.6      5.0     11.2      4.7      5.0
  Total Utilization Rates                    4.5      4.6      4.7      4.9     12.1      4.9      5.1
  * # of cases shipped/# of doctors to
  whom cases were shipped

Number of Invisalign Doctors Trained:
 North America                               870    1,120    1,060    1,270    4,320      875    1,125
 International                             1,540    1,335    1,200    1,400    5,475    1,605    1,760
                                        -------- -------- -------- -------- ----------------- --------
  Total Doctors Trained Worldwide          2,410    2,455    2,260    2,670    9,795    2,480    2,885
                                        ======== ======== ======== ======== ================= ========
  Total to Date Worldwide                 96,405   98,860  101,120  103,790  103,790  106,270  109,155
                                        ======== ======== ======== ======== ================= ========

Total Net Revenues:
 Clear Aligner Net Revenues             $187,029 $200,817 $198,292 $214,048 $800,186 $219,698 $243,436
 Scanner & Services Net Revenues          11,057    8,671    9,344   16,228   45,300   19,022   25,926
                                        -------- -------- -------- -------- ----------------- --------
  Total Worldwide Net Revenues          $198,086 $209,488 $207,636 $230,276 $845,486 $238,720 $269,362
                                        ======== ======== ======== ======== ================= ========
   YoY % growth                             9.7%     8.8%     9.4%    15.9%    11.0%    20.5%    28.6%
   QoQ % growth                            -0.3%     5.8%    -0.9%    10.9%              3.7%    12.8%

Stock-based Compensation (SBC)
 SBC included in Gross Profit           $    980 $    970 $    984 $  1,008 $  3,942 $    961 $    932
 SBC included in Operating Expenses       10,670   11,860   13,677   12,799   49,006   11,563   12,767
                                        -------- -------- -------- -------- ----------------- --------
  Total SBC Expense                     $ 11,650 $ 12,830 $ 14,661 $ 13,807 $ 52,948 $ 12,524 $ 13,699
                                        ======== ======== ======== ======== ================= ========

                                                                            --------

Note: Historical public data may differ due to rounding. Additionally, rounding may effect totals.

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are appropriate in nature since Align's business outlook is difficult to predict. Align's future performance involves numerous risks and uncertainties and the company's results could differ materially from the outlook provided. Some of the factors that could affect Align's future financial performance and business outlook are set forth under "Forward-
 Looking Information" above in the press release.

Financial Outlook
(in millions, except per share amounts and percentages)

                                                         Q3'16 Guidance
                                                   -------------------------

                                                              GAAP
                                                   -------------------------

Net Revenues                                            $267.2 - $273.5

Gross Margin                                             74.4% - 74.8%

Operating Expenses                                      $147.1 - $148.1

Operating Margin                                         19.3% - 20.6%

Net Income per Diluted Share                             $0.49 - $0.52

Business Metrics:                                            Q3'16
                                                   -------------------------

Case Shipments                                          174.2K - 176.9K
Capital Expenditure                                       $20M - $25M
Depreciation & Amortization                              $7.0M - $7.5M
Diluted Shares Outstanding                                   81.4M*
Stock Based Compensation Expense                             $14.4M
Tax Rate                                                     24.5%

* Excludes any stock repurchases during the quarter

Investor Relations Contact
Shirley Stacy
Align Technology, Inc.
(408) 470-1150
sstacy@aligntech.com

Press Contact
Shannon Mangum Henderson
Ethos Communication, Inc.
(678) 261-7803
align@ethoscommunication.com